Exhibit 4.1

Specimen Common Stock Certificate


Not Valid Unless Countersigned by Transfer Agent
Incorporated under the Laws of the State of Nevada

Certificate No. _______                      Number of Shares  __________




                                             CUSIP No. 887647 10 5

                   TINTIC GOLD MINING COMPANY
         Authorized stock 50,000,000 Common Shares
               Par Value Per Share $0.001

      This certifies that _____________ is the registered owner of ____________ shares of TINTIC GOLD MINING COMPANY transferable on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

      IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunder affixed.

DATED


_______________________________               _______________________________
Hugh Coltharp, Secretary        [SEAL]        George P. Christopulos,
President


Transfer Agent and Registrar:                Countersigned and Registered

COTTONWOOD STOCK TRANSFER CORPORATION
5899 South State Street
Salt Lake City, Utah 84107                   Authorized signature